                                  Exhibit 23.1


Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos.33-11005, 33-33293, 33- 38663 and 33-44398) of
Nitches, Inc. and Subsidiaries, of our report dated October 10, 1997, appearing in item 8 in this Annual Report on Form 10-K.



MOSS ADAMS LLP

Los Angeles, California
November 10, 1997


                                       50